Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion of our report dated March 30, 2011, relating to the consolidated financial statements of Guided Therapeutics, Inc. in this Registration Statement on Form S-1/A Post Effective Amendment #1. We also consent to the reference of us under the heading “Experts” in such Registration Statement.

/s/ UHY LLP

Sterling Heights, Michigan

December 22, 2011